Exhibit 3(I) 2

FILED IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF NEVADA OCT 03 1996 NO. C19816-96 /s/ Dean Heller DEAN HELLER SECRETARY OF STATE

CERTIFICATE AMENDING ARTICLES OF INCORPORATION

OF

ADVANCE MEDICAL SYSTEMS INC

The undersigned, being the President and Secretary of ADVANCE MEDICAL SYSTEMS INC, a Nevada Corporation, hereby certify that by majority vote of the Board of Directors and majority vote of the stockholders at a meeting held on       September 23, 1996    , it was agreed by unanimous vote that this CERTIFICATE AMENDING ARTICLES OF INCORPORATION be filed.

The undersigned further certify that the original Articles of Incorporation of ADVANCE MEDICAL SYSTEMS INC were filed with the Secretary of State of Nevada on the 9th day of September, 1996. The undersigned further certify that ARTICLES FIRST of the original Articles of Incorporation filed on the__th day of September, 1996, herein is amended to read as follows:

ARTICLE FIRST

FIRST. The name shall be:

ADVANCED MEDICAL SYSTEMS INC.

CERTIFICATE AMENDING ARTICLES OF INCORPORATION

OF

ADVANCE MEDICAL SYSTEMS INC

CONTINUED

The undersigned hereby certify that they have on this        23rd     day of         September      , 1996,    we    executed this Certificate Amending the original Article of Incorporation heretofore filed with the Secretary of State of Nevada.

/s/ Nicholas George President

/s/ Peter George Secretary

STATE OF                NV           )
            )SS:
COUNTY OF          Carson      )

On this       23rdday of         September      , 1996, before me, the undersigned, a Notary Public in and for the County of        Carson     , State of      NV     personally appeared:   NICHOLAS GEORGE & PETER GEORGE    Known to me to be the person(s) whose name(s) are subscribed to the foregoing Certificate Amending Articles of Incorporation and acknowledged to me that they executed the same.

/s/ Angela R. McKusker Notary Public

ANGELA R. MCKUSKER NOTARY PUBLIC - NEVADA Appt. Recorded to CARSON CITY My Appt. Exp. May 30,1999